EXHIBIT 99.1
170 Radnor-Chester Rd., Suite 300, Radnor, PA 19087	484-598-2340

PolyMedix Engages Investment Banker,
Amends Credit Facility

Radnor, PA (January 23, 2013) - PolyMedix, Inc. (OTCBB: PYMX), a biotechnology company focused on developing innovative therapeutic drugs intended to treat patients with serious acute-care conditions, today announced that it has engaged Canaccord Genuity Inc. as its financial advisor to review and assist with the company’s strategic and financial alternatives, including a licensing transaction around its lead antibiotic compound, brilacidin, or a potential sale of the company or its assets.  PolyMedix continues to work with its financing advisors on a financing transaction that could permit the company to remain independent and continue the clinical development of brilacidin.  As previously reported, the company’s cash and investment balances are not sufficient to fund any new clinical trials and the company has implemented a plan to reduce costs and resulting cash outflows, including scaling back operations, personnel reductions, and deferrals and reductions in compensation.

PolyMedix also announced that it has amended its loan and security agreement with MidCap Financial SBIC, LP.  Primarily, the amendment provides for a forty-five day fundraising period in consideration for the provision of additional collateral to MidCap.  PolyMedix will file a current report on Form 8-K with the Securities and Exchange Commission which will include a brief description of the material terms of the amendment.

About PolyMedix, Inc.

PolyMedix is a clinical stage biotechnology company dedicated to transforming the treatment of infectious diseases. PolyMedix is developing a new class of antibiotics – defensin-mimetics – for the treatment of serious, life-threatening infections which often develop resistance to currently available antibiotics. PolyMedix’s compounds are designed to imitate the mechanism of action of host defense proteins, which contribute to natural human immunity. In contrast to existing antibiotics, PolyMedix’s lead antibiotic compound, brilacidin (formerly PMX-30063), was designed to exploit a method of bacterial cell killing, via biophysical membrane attack, against which bacteria have not shown development of resistance in multiple preclinical studies.

PolyMedix has internally developed an extensive pipeline of compounds, including other defensin-mimetic antimicrobial compounds for other infectious diseases, such as Gram-negative pathogens, fungal infections, and malaria; PolyCides®, antimicrobial additives to materials to create self-sterilizing products and surfaces; and delparantag (formerly PMX-60056), an anticoagulant reversing agent. PolyMedix’s compounds have been internally discovered using a proprietary drug design technology.

For more information, please visit our website at www.polymedix.com.

170 Radnor-Chester Rd., Suite 300, Radnor, PA 19087	484-598-2340

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are PolyMedix’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; the fact that PolyMedix may not be successful in obtaining financing or completing an alternative transaction, and the fact that PolyMedix’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

For further information contact:

Edward Smith
Vice President, Finance and Chief Financial Officer
484-598-2332
esmith@polymedix.com